Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2011 RESULTS; ANNOUNCES ACQUISITION; DECLARES QUARTERLY DIVIDEND; AND INCREASES GUIDANCE FOR 2011.

IRVINE, CA, November 2, 2011 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the third quarter of 2011 as well as recent acquisition activity.
RECENT HIGHLIGHTS

•	For the third quarter, posted FFO and AFFO of $0.28 and $0.38, respectively, per diluted share, and net income per diluted share of $0.07.

•
On November 1, 2011, we closed the acquisition of two skilled nursing facilities located in Texas for $14.2 million (the "Encore Portfolio Acquisition"), bringing our total 2011 acquisitions to approximately $210 million.

•
On November 2, 2011, our board of directors declared a quarterly cash dividend of $0.32 per share of common stock. The dividend will be paid on December 2, 2011 to stockholders of record as of the close of business on November 15, 2011.

Commenting on the third quarter results and recent acquisition activity, Rick Matros, CEO and Chairman, said, "We had a strong third quarter from both an operations and acquisitions perspective. During the quarter, we closed $115.5 million of acquisitions, which will provide annualized revenues in accordance with U.S. generally accepted accounting principles (“GAAP”) of $12.8 million, we received a ratings upgrade from S&P on September 30, 2011 as previously disclosed and our results are in line with our expectations for the quarter. Our ability to close deals and our robust acquisition pipeline have put us on a clear path to enhancing the quality of the Sabra portfolio while further reducing our exposure to Sun Healthcare and providing our shareholders with growth in our AFFO."
Performance for the Third Quarter of 2011
During the third quarter of 2011, we recognized FFO of $9.2 million ($0.28 per diluted share) and AFFO of $12.5 million ($0.38 per diluted share). AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, which aggregated to a net adjustment of $3.3 million ($0.10 per diluted share) for the quarter. During the third quarter of 2011, net income was $2.3 million ($0.07 per diluted share). In addition, during the third quarter of 2011, we generated $16.6 million of cash flow from operations. We recognized rental income of $21.3 million during this period and Facility EBITDAR Coverage and Tenant EBITDAR Coverage were 1.59x and 1.82x, respectively, for the three months ended September 30, 2011.
Encore Portfolio
On November 1, 2011, we closed the purchase of Windcrest Alzheimer's Care Center and Wesley Woods Alzheimer's Care Center (the "Encore Portfolio") in a sale-leaseback transaction with affiliates of Lyric Health Care, LLC for $14.2 million. Windcrest Alzheimer's Care Center is a 120-bed skilled nursing facility built in 1994 and renovated in 1999 and located in Abilene, Texas and Wesley Woods Alzheimer's Care Center is a 120-bed skilled nursing facility built in 2004 and located in Waco, Texas. In connection with the acquisition, we, through an indirect wholly owned subsidiary, entered into a single 15-year triple-net master lease agreement with the sellers. The Encore Portfolio lease provides for annual rent escalators equal to the greater of the change in the Consumer Price Index or 3.0%, resulting in annual lease revenues determined in accordance with GAAP of $1.7 million, and two five-year renewal options. The purchase price was funded with available cash and will provide an initial yield on cash rent of 9.4%. Commenting on the Encore Portfolio acquisition, Rick Matros said, "The Encore Portfolio facilities are beautiful properties of a relatively recent vintage acquired from a non-profit organization. The majority of the revenue comes from private pay sources while Medicare accounts for only approximately 5% of revenues. As such, the recent CMS rate cuts will have an immaterial impact on these facilities. We expect Medicare revenue from these properties to grow significantly over time. The Encore team has an excellent reputation in the skilled nursing sector and  is actively looking to

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expand their portfolio. As with the other acquisitions we've announced, we continue to be fortunate to have aligned ourselves with such a high quality, dynamic team and look forward to a long and fruitful relationship."
Creekside Senior Living Update
As previously announced on October 4, 2011, we entered into an agreement to acquire, subject to court approval, Creekside Senior Living in a sale-leaseback transaction with an affiliate of Pathway Senior Living ("Pathway") for $4.2 million, which amount includes an allowance of up to $1.6 million primarily for facility improvements. On October 31, 2011, the appropriate court approvals were obtained and we expect to close the acquisition by mid-November 2011.
LIQUIDITY
As of September 30, 2011, we had approximately $156.4 million in liquidity, consisting of unrestricted cash and cash equivalents of $56.4 million and available borrowings of $100.0 million under our secured revolving credit facility.
OUTLOOK
For the full year 2011, we expect FFO to range between $1.24 and $1.27 per diluted common share, AFFO to range between $1.48 and $1.51 per diluted common share, Normalized AFFO to range between $1.49 and $1.52 per diluted common share and net income to range between $0.36 and $0.39 per diluted common share. Normalized AFFO represents AFFO adjusted for one-time start up costs.
Estimates of FFO, AFFO, Normalized AFFO and net income per common share include the impact of acquisitions closed subsequent to September 30, 2011 through the date hereof. These estimates do not include the impact of additional acquisitions we may complete in 2011. See the "2011 Outlook" section of this release for additional information regarding the above estimates.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the third quarter 2011 results will be held on Thursday, November 3, 2011 at 10:00am Pacific/ 1:00pm Eastern. The dial in number for the conference call is (877) 795-3610 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on December 3, 2011, by dialing (888) 203-1112 and using passcode 3116874. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, is a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of September 30, 2011, Sabra’s investment portfolio included 94 properties (consisting of (i) 74 skilled nursing facilities, (ii) ten combined skilled nursing, assisted living and independent living facilities, (iii) five assisted living facilities, (iv) two mental health facilities, (v) one independent living facility, (vi) one continuing care retirement community, and (vii) one acute care hospital) and one mortgage note secured by a combined assisted living, independent living and memory care facility located in Ann Arbor, Michigan. As of September 30, 2011, Sabra’s properties were located in 22 states and included 10,578 licensed beds.

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FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline and our outlook for the full year 2011.
These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Sun Healthcare Group, Inc. ("New Sun") until we are able to further diversify our portfolio; our ability to qualify and maintain our status as a REIT; changes in general economic conditions and volatility in financial and credit markets; our ability to pursue and complete acquisitions, including the ability of the parties to pending acquisitions to satisfy specified closing conditions, and the costs and management attention required to do so; the significant amount of our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the impact of healthcare reform legislation on our business; the impact of reductions in CMS reimbursement on the business of our tenants; competitive conditions in our industry; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

TENANT INFORMATION
This release includes information regarding New Sun. New Sun is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. New Sun's filings with the SEC can be found at www.sec.gov. This release also includes information regarding the tenants of each of (i) Texas Regional Medical Center at Sunnyvale, (ii) Oak Brook Health Care Center, and (iii) four skilled nursing facilities—Broadmeadow Healthcare, Capitol Healthcare, Pike Creek Healthcare and Renaissance Healthcare (collectively, the “Cadia Portfolio”)—we have acquired. The information related to these tenants that is provided in this release has been provided by the tenants or, in the case of New Sun, derived from New Sun's public filings or provided by New Sun. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Tenant financial information related to the two skilled nursing facilities we acquired on September 30, 2011—Honey Hill Care Center and Manokin Manor Nursing & Rehabilitation Center (collectively, the "Aurora Portfolio")—is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Revenues	$21,470	$57,876
EBITDA	$16,818	$47,631
Net income	$2,344	$5,678
FFO	$9,194	$24,905
AFFO	$12,529	$31,895
Normalized AFFO	$12,529	$32,205

Per share data:
Diluted EPS	$0.07	$0.20
Diluted FFO	$0.28	$0.89
Diluted AFFO	$0.38	$1.13
Diluted Normalized AFFO	$0.38	$1.14

Weighted-average number of common shares outstanding, diluted:
EPS & FFO	33,049,621	27,891,690
AFFO & Normalized AFFO	33,320,262	28,142,867

Net cash flow from operations	$16,581	$34,509

	September 30, 2011	December 31, 2010
Real Estate Portfolio
Total Equity Investments (#)	94	86
Total Equity Investments ($)	$756,899	$570,768
Total Licensed Beds/Units	10,578	9,603
Weighted Average Remaining Lease Term (in months)	146	136
Total Debt Investments (#)	1	—
Total Debt Investment ($)	$5,348	—

	Three Months Ended September 30, 2011	Twelve Months Ended September 30, 2011
Facility EBITDARM Coverage (1)	2.07x	2.08x
Facility EBITDAR Coverage (1)	1.59x	1.61x
Tenant EBITDAR Coverage (1)	1.82x	1.83x

	September 30, 2011	December 31, 2010
Debt
Principal
Fixed Rate Debt	$324,724	$326,125
Variable Rate Debt	59,456	60,315
Total Debt	384,180	386,440

Rate
Fixed Rate Debt	7.57%	7.56%
Variable Rate Debt	5.50%	5.50%
Total Debt	7.25%	7.24%

% of Total
Fixed Rate Debt	84.5%	84.4%
Variable Rate Debt	15.5%	15.6%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$100,000	$87,600

Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$156,417	$161,833

(1) All references in this release to Facility EBITDAR, Facility EBITDARM and Tenant EBITDAR and related coverages are presented one month in arrears. Information for the Aurora Portfolio is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Revenues:
Rental income	$21,294	$57,483
Interest income	176	393

Total revenues	21,470	57,876

Expenses:
Depreciation and amortization	6,850	19,227
Interest	7,624	22,726
General and administrative	4,652	10,245

Total expenses	19,126	52,198

Net income	$2,344	$5,678

Net income per common share, basic	$0.07	$0.20

Net income per common share, diluted	$0.07	$0.20

Weighted-average number of common shares outstanding, basic	32,986,657	27,797,411

Weighted-average number of common shares outstanding, diluted	33,049,621	27,891,690

Dividends per common share	$0.32	$0.64

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2011	December 31, 2010
Assets
Real estate investments, net of accumulated depreciation of $107,887 and $88,701 as of September 30, 2011 and December 31, 2010, respectively	$649,251	$482,297
Cash and cash equivalents	56,417	74,233
Restricted cash	6,286	4,716
Deferred tax assets	26,300	26,300
Prepaid expenses, deferred financing costs and other assets	19,791	12,013

Total assets	$758,045	$599,559

Liabilities and stockholders’ equity
Mortgage notes payable	$159,180	$161,440
Senior unsecured notes payable	225,000	225,000
Accounts payable and accrued liabilities	17,641	9,286
Tax liability	26,300	26,300

Total liabilities	428,121	422,026

Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2011 and December 31, 2010	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 36,868,248 and 25,061,072 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	369	251
Additional paid-in capital	343,748	177,275
Cumulative distributions in excess of net income	(14,193)	7

Total stockholders' equity	329,924	177,533

Total liabilities and stockholders’ equity	$758,045	$599,559

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

Nine Months Ended September 30, 2011
Cash flows from operating activities:
Net income	$5,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,227
Amortization of deferred financing costs	1,507
Stock-based compensation expense	3,249
Amortization of premium on notes payable	(11)
Straight-line rental income adjustments	(720)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	556
Accounts payable and accrued liabilities	7,860
Restricted cash	(2,837)

Net cash provided by operating activities	34,509

Cash flows from investing activities:
Acquisitions of real estate	(187,700)
Acquisition of note receivable	(5,348)
Additions to real estate	(86)

Net cash used in investing activities	(193,134)

Cash flows from financing activities:
Principal payments on mortgage notes payable	(2,249)
Payments of deferred financing costs	(495)
Issuance of common stock	163,431
Dividends paid	(19,878)

Net cash provided by financing activities	140,809

Net decrease in cash and cash equivalents	(17,816)
Cash and cash equivalents, beginning of period	74,233

Cash and cash equivalents, end of period	$56,417

Supplemental disclosure of cash flow information:
Interest paid	$17,024

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATIONS (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(in thousands, except share and per share data)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Net income	$2,344	$5,678
Interest expense	7,624	22,726
Depreciation and amortization	6,850	19,227

EBITDA	$16,818	$47,631

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Net income	$2,344	$5,678
Add:
Depreciation of real estate assets	6,850	19,227

Funds from Operations (FFO)	$9,194	$24,905

Acquisition pursuit costs	2,643	2,954
Stock-based compensation	771	3,249
Straight-line rental income adjustments	(591)	(720)
Amortization of deferred financing costs	512	1,507

Adjusted Funds from Operations (AFFO)	$12,529	$31,895

Start-up costs	—	310

Normalized AFFO	$12,529	$32,205

Net income per diluted common share	$0.07	$0.20

FFO per diluted common share	$0.28	$0.89

AFFO per diluted common share	$0.38	$1.13

Normalized AFFO per diluted common share	$0.38	$1.14

Weighted average number of common shares outstanding, diluted:
Net income and FFO	33,049,621	27,891,690
AFFO and Normalized AFFO	33,320,262	28,142,867

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SABRA HEALTH CARE REIT, INC.
2011 OUTLOOK

	Low	High
Net income	$0.36	$0.39
Add:
Depreciation and amortization of real estate assets	0.88	0.88

Funds from Operations (FFO)	$1.24	$1.27

Acquisition pursuit costs	0.10	0.10
Stock-based compensation expense	0.13	0.13
Straight-line rental income adjustments	(0.06)	(0.06)
Amortization of deferred financing costs	0.07	0.07

Adjusted Funds from Operations (AFFO)	$1.48	$1.51

Start-up costs	0.01	0.01

Normalized AFFO	$1.49	$1.52

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release, as of the date of this release. These estimates do not reflect the potential impact of future acquisitions or the impact on the Company's stock based compensation for changes in the price of the Company's common stock. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
Facility EBITDAR(M). Earnings before interest, taxes, depreciation, amortization, rent (“EBITDAR”) and management fees ("EBITDARM") for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses Facility EBITDAR(M) in determining Facility EBITDAR(M) Coverages. Facility EBITDAR(M) has limitations as an analytical tool. Facility EBITDAR(M) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR(M) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR(M) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company and EBITDARM in particular to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears. The Company includes Facility EBITDAR(M) for a property if it was operated at any time during the period presented subject to a lease with the Company. Information related to the Aurora Portfolio is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.
Facility EBITDAR(M) Coverage. Facility EBITDAR(M) for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. Facility EBITDAR(M) coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR(M). All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears. Information related to the Aurora Portfolio is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.
Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.
Tenant EBITDAR. Facility EBITDAR, as defined herein, plus EBITDAR for the period presented for all other operations of any entities that guarantee the tenants' lease obligations to the Company. The Company uses Tenant EBITDAR in determining Tenant EBITDAR Coverage. As with Facility EBITDAR, the Company receives the underlying information from its tenants and, with respect to Tenant EBITDAR, the guarantors of its tenants' lease obligation to the Company. To the extent that a particular tenant's lease obligations are not guaranteed by another entity, Tenant EBITDAR and Facility EBITDAR with respect to a particular tenant are the same. The Company utilizes Tenant EBITDAR as a supplemental measure of the ability of the tenant to meet its cash rent and other obligations to the Company should the facilities be unable to generate sufficient liquidity to meet related obligations to the Company. The usefulness of Tenant EBITDAR is limited by the same factors that limit the usefulness of Facility EBITDAR. All facility and tenant financial performance data was derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears. The Company includes Tenant EBITDAR with respect to property if the property was operated at any time during the period presented subject to a lease with the Company. Information related to the Aurora Portfolio is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.
Tenant EBITDAR Coverage. Tenant EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period rent for all of our facilities plus rent expense for other operations of any entity that guarantees the tenants' lease obligation to the Company. Tenant EBITDAR coverage is a supplemental measure of a tenant's ability to meet its cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR and Tenant EBITDAR. All facility and tenant financial performance data were derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears. Information related to the Aurora Portfolio is not included in the information presented because the Aurora Portfolio was not acquired until the end of the period presented.

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